SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2003

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

001-16217	95-2961036
(Commission File Number)	(IRS Employer Identification No.)

2211 Michigan Avenue Santa Monica, California	90404
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 828-6543

Not applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On September 29, 2003, Specialty Laboratories, Inc., (the “Registrant”) announced that the Registrant has signed a $25 million asset-based credit agreement with CIT Business Credit, a unit of CIT Group Inc.

The credit facility is secured primarily by accounts receivable with the availability of funds being commensurate with this asset. The credit agreement provides the Registrant with an initial $15 million line of credit.  The Registrant will draw $5 million under this line of credit and will add this amount to cash and investments on hand.   A copy of the press release issued by the Registrant on September 29, 2003 concerning the foregoing matter is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits	The following document is filed as an exhibit to this report:

	99.1	Press Release dated September 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Specialty Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on September 29, 2003.

SPECIALTY LABORATORIES, INC.

By:	/s/ Frank J. Spina
Frank J. Spina
Chief Financial Officer